Energy Fuels Inc. – Entity Organization Chart 2016



Canada
USA
Energy Fuels Inc. (Ontario)
100%
Magnum Uranium Corp. (British Columbia)
100%
Titan Uranium Inc. (Canada)
100%
Energy Fuels Exploration Inc. (Ontario)
100%
Strathmore Minerals Corp. (British Columbia)
100%
Uranium Power Corp. (British Columbia)
100%
Strathmore Resources (US) Ltd. (Nevada)
100%
Wyoming Gold Mining Company (Wyoming)
60%
Roca Honda Resources LLC (Delaware) ③
3%
20%
77%
Energy Fuels Holdings Corp. (Delaware)
1%
100%
Magnum Minerals USA Corp. (Nevada)
Energy Fuels Wyoming Inc. (Nevada) ②
EFR Arizona Strip LLC (Colorado)
100%
Wate Mining Company LLC (Arizona)
Energy Fuels Resources (USA) Inc. (Delaware)
Uranerz Energy Corporation (Nevada)
81%
Arkose Mining Venture ④
EFR Henry Mountains LLC (Colorado)
EFR White Canyon Corp. (Delaware)
EFR White Mesa LLC (Colorado)
EFR Colorado Plateau LLC (Colorado)
100%
Arizona Strip Partners LLC (Delaware)
100%
Arizona Strip Resources IV, LLC (Delaware)
100%
Colorado Plateau Partners LLC (Delaware)
50%
West Lisbon, LLC (Delaware) ①
EFR Properties LLC (Colorado)
EFR Recovery Corp. (Delaware)
99%
EFR Recovery LLC (Delaware)
50%
Uranium Recovery Systems LLC (Delaware)
① 50% owned by EFR Colorado Plateau LLC
50% owned by Maza Uranium
② Owns Sheep Mountain property.
③ 60% owned by Strathmore Resources (US) Ltd.
40% owned by Sumitomo Corp.
④ 81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC